                                                                    Exhibit 99.1

                             APPLIED MATERIALS, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                    Three Months Ended            Nine Months Ended
--------------------------------------------------------------------------------------------------------
                                                  July 27,       July 28,       July 27,      July 28,
(In thousands, except per share amounts)            1997           1996           1997          1996
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
Net sales                                        $1,057,241     $1,115,424     $2,793,879     $3,283,859
Cost of products sold                               558,345        583,448      1,509,310      1,713,792
                                                 ----------     ----------     ----------     ----------

Gross margin                                        498,896        531,976      1,284,569      1,570,067
Operating expenses:
     Research, development and engineering          143,880        128,262        392,345        363,532
     Marketing and selling                           81,191         82,882        222,427        240,751
     General and administrative                      60,569         64,758        179,794        169,133
     Bad debt expense                                16,318             --         16,318             --
     Acquired in-process research and
         development                                     --             --         59,500             --
                                                 ----------     ----------     ----------     ----------

Income from operations                              196,938        256,074        414,185        796,651

Income from litigation settlement                    80,000             --         80,000             --

Interest expense                                      4,851          4,812         15,586         14,897
Interest income                                      15,038          8,839         43,193         28,265
                                                 ----------     ----------     ----------     ----------
Income from consolidated companies
     before taxes                                   287,125        260,101        521,792        810,019
Provision for income taxes                          100,494         91,035        203,453        283,506
                                                 ----------     ----------     ----------     ----------

Income from consolidated companies                  186,631        169,066        318,339        526,513
Equity in net income/(loss) of joint venture             --             --             --             --
                                                 ----------     ----------     ----------     ----------

Net income                                       $  186,631     $  169,066     $  318,339     $  526,513
                                                 ----------     ----------     ----------     ----------

Earnings per share                               $     0.98     $     0.92     $     1.70     $     2.86
                                                 ----------     ----------     ----------     ----------

Average common shares and equivalents               189,609        183,359        187,770        183,780
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

                             APPLIED MATERIALS, INC.
                     CONSOLIDATED CONDENSED BALANCE SHEETS*

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                                                  July 27,       Oct. 27,
(In thousands)                                      1997          1996
---------------------------------------------------------------------------
ASSETS

Current assets:
    Cash and cash equivalents                   $  213,064     $  403,888
    Short-term investments                         890,659        633,744
    Accounts receivable, net                       942,306        822,384
    Inventories                                    608,988        478,552
    Deferred income taxes                          285,066        281,586
    Other current assets                           105,436         72,915
                                                ----------     ----------
Total current assets                             3,045,519      2,693,069

Property, plant and equipment, net                 967,181        919,038
Other assets                                       236,719         25,880
                                                ----------     ----------
Total assets                                    $4,249,419     $3,637,987
                                                ----------     ----------

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Notes payable                               $   21,001     $   77,522
    Current portion of long-term debt               10,681         22,640
    Accounts payable and accrued expenses          994,293        791,897
    Income taxes payable                           205,388         43,168
                                                ----------     ----------
Total current liabilities                        1,231,363        935,227

Long-term debt                                     228,095        275,485
Deferred income taxes and other liabilities        116,362         56,850
                                                ----------     ----------
Total liabilities                                1,575,820      1,267,562
                                                ----------     ----------

Stockholders' equity:
    Common stock                                     1,823          1,802
    Additional paid-in capital                     752,217        763,376
    Retained earnings                            1,917,903      1,599,564
    Cumulative translation adjustments               1,656          5,683
                                                ----------     ----------
Total stockholders' equity                       2,673,599      2,370,425
                                                ----------     ----------

Total liabilities and stockholders' equity      $4,249,419     $3,637,987

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*  Amounts as of July 27, 1997 are unaudited. Amounts as of October 27, 1996 were obtained from the October 27, 1996 audited financial statements.